Exhibit 5.1

1460 El Camino Real
Menlo Park, CA 94025-4110

+1.650.838.3600

August 14 , 2024

AEye, Inc.

4670 Willow Road, Suite 125

Pleasanton, CA 94588

AEye, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to AEye, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of the Registration Statement on Form S-1 , as amended through the date hereof  (the “Registration Statement”) , with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of the offer and sale from time to time by the selling stockholder covered by the Registration Statement of 25,000,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), of which (i) $300,000 of shares (the “Commitment Shares”) have been issued to New Circle Principal Investments LLC (“New Circle”) at a price per share equal to the closing price of the Common Stock on the NASDAQ Stock Market as of the date hereof and (ii) the remainder of the shares (the “Purchase Shares,” and together with the Commitment Shares, the “Shares”) have been reserved for issuance pursuant to a share purchase agreement between the Company and New Circle, dated as of July 25, 2024 (the “Purchase Agreement”), as described in the prospectus forming a part of the Registration Statement (the “Prospectus”).

In rendering the opinions expressed below, we have reviewed originals or copies of the following documents (the “Opinion Documents”):

(a)	The Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, in each case, as amended through the date hereof (the “Governing Documents”);

(b)	The Registration Statement;

(c)	The Prospectus; and

(d)

Such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review of the Opinion Documents, we have assumed:

(a)	The genuineness of all signatures;

(b)	The authenticity of the originals of the documents submitted to us;

(c)	The conformity to authentic originals of any documents submitted to us as copies; and

(d)	As to matters of fact, the truthfulness of the representations made in the Opinion Documents, and in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	the Commitment Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable; and

2.

the Purchase Shares have been duly authorized by the Company, and when issued and delivered by the Company pursuant to the Purchase Agreement in the manner described in the Registration Statement and the Prospectus, and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is delivered to you in connection with the filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Allen Overy Shearman Sterling US LLP

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CMF